Exhibit 99

NAMED EXECUTIVE OFFICER COMPENSATION 2016 PEER COMPANIES
(GENERAL INDUSTRY)

A.O. Smith	Cloud Peak Energy	Harsco
Aaron's	Columbia Sportswear	Herman Miller
Acuity Brands	Convergys	Hexcel
Advanced Drainage Systems	Cooper Standard Automotive	HNI
Alexion Pharmaceuticals	Covance	HNTB
Allegion	Cubic	Houghton Mifflin Harcourt Publishing
American Crystal Sugar	Curtiss-Wright	Husky Injection Molding Systems*
Americas Styrenics	Cytec Industries	ICF International
Ansell	Day & Zimmermann	IDEX Corporation
Arby's Restaurant Group	Deluxe	IDEXX Laboratories
Arcadis*	Dematic Corporation*	IMS Health
Armstrong World Industries	Dentsply	Intelsat
Arup USA*	Donaldson	Intercontinental Hotels Group*
Avintiv	DST Systems	International Flavors & Fragrances
Blount International	E.W. Scripps	International Game Technology
BMC Software	Eastman Kodak	Irvine
Bob Evans Farms	Edwards Lifesciences	ITT Corporation
Brady	Endo	Jack in the Box
Brembo*	Equifax	K. Hovnanian Companies
Brickman Group	Equity Office Properties	Kate Spade & Company
Broadridge Financial Solutions	ESCO	KB Home
C.R. Bard	Esterline Technologies	Kennametal
Capsugel	FOCUS Brands	Keysight Technologies
Carmeuse North America Group*	G&K Services	Lincoln Electric
Carpenter Technology	GAF Materials	LinkedIn
Catalent Pharma Solutions	General Atomics	Magellan Midstream Partners
CDK Global	Graco	Martin Marietta Materials
Chemtura	Granite Construction	Matthews International
Children's Place	H.B. Fuller	Navigant Consulting
Clearwater Paper Corporation	Halyard Health	NBTY
Nortek	Select Comfort	Tupperware Brands
Nu Skin Enterprises	ServiceMaster Company	UBM*
Nuance Communications	Sigma-Aldrich	Underwriters Laboratories
Outerwall	Solenis	Unisys
PAREXEL	Spirit Airlines	United Launch Alliance
Parsons	Steelcase	Vectrus
Plexus	SunCoke Energy	Ventura Foods
Rackspace	SunGard Data Systems	Verint Systems
Rayonier Advanced Materials	TeleTech	Vesuvius*
Recreational Equipment	Tempur Sealy	Vulcan Materials
Regal-Beloit	Teradata	Walter Energy
Revlon	Timken	Wendy's Group
Rowan Companies	TimkenSteel	West Pharmaceutical Services
SAS Institute	Toro	WhiteWave Foods
Scholastic	Total System Services (TSYS)	Wilsonart
Schwan Food Company	Tribune Media	YP
Scotts Miracle-Gro	Tribune Publishing
Scripps Networks Interactive	Tronox

* Subsidiary

Source: Towers Watson 2015 CDB General Industry Executive Compensation Survey Report - U.S. (Companies with global revenues from $1 to $3 billion)